Exhibit 99.1

News Release

FOR IMMEDIATE RELEASE
JANUARY 31, 2011

CHESAPEAKE MIDSTREAM PARTNERS, L.P. DECLARES DISTRIBUTION
AND ANNOUNCES 2010 FOURTH QUARTER FINANCIAL RESULTS
RELEASE DATE AND CONFERENCE CALL INFORMATION

OKLAHOMA CITY, OKLAHOMA, JANUARY 31, 2011 – Chesapeake Midstream Partners, L.P. (NYSE:CHKM) today announced that the Board of Directors of its general partner declared a cash distribution of $0.3375 for the 2010 fourth quarter.  The distribution corresponds to $1.35 per unit on an annualized basis.

The distribution will be payable on February 14, 2011 to all unitholders of record at the close of business on February 10, 2011, together with the distribution to the general partner.

The Partnership has scheduled its 2010 fourth quarter financial results to be released after the close of trading on the New York Stock Exchange on Tuesday, March 1, 2011.  The Partnership has also scheduled a conference call to discuss the results for 9:00 a.m. EST Wednesday, March 2, 2011.

The telephone number to access the conference call is 719-325-2310 or toll-free 888-855-5487.  The passcode for the call is 8677543.  We encourage those who would like to participate in the call to dial the access number between 8:50 and 9:00 a.m. EST.

For those unable to participate in the conference call, a replay will be available for audio playback from 12:00 p.m. EST on March 2, 2011 through 12:00 p.m. EST on March 15, 2011.  The number to access the conference call replay is 719-457-0820 or toll-free 888-203-1112.  The passcode for the replay is 8677543.  The conference call will also be webcast live on the Internet and can be accessed by going to the Chesapeake Midstream Partners website at www.chkm.com  in the "Events" subsection of the "Investors" section of the website.  An archive of the conference call webcast will also be available on the website.

Chesapeake Midstream Partners, L.P. is one of the industry’s largest midstream master limited partnerships and owns, operates, develops and acquires natural gas gathering systems and other midstream energy assets.  Headquartered in Oklahoma City, the Partnership's operations are focused on the Barnett Shale, Haynesville Shale and Mid-Continent regions of the U.S.  Further information is available at www.chkm.com, where the Partnership routinely posts announcements, updates, events, investor information and presentations and all recent press releases.

INVESTOR CONTACT:	MEDIA CONTACTS:	CHESAPEAKE MIDSTREAM PARTNERS, L.P.
Dave Shiels, CFO	Jim Gipson	777 N.W. Grand Boulevard
(405) 935-6224	(405) 935-1310	P.O. Box 18355
dave.shiels@chk.com	jim.gipson@chk.com	Oklahoma City, OK 73154